                                                                       Exhibit 5




                                April 27, 1999





Cornerstone Properties Inc.
Tower 56, 126 East 56th Street
New York, New York 10022

      RE:   Cornerstone Properties Inc.
            Registration Statement on Form S-3
            ----------------------------------

Dear Sirs:

      We have acted as special Nevada counsel for Cornerstone Properties Inc., a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 ("Registration Statement"), being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to the registration by the Company of 11,594,203 shares ("Shares") of the Company's common stock, no par value per share, which shares were issued pursuant to the terms of the Stock Purchase Agreement, dated June 22, 1999, by and between the Company and PGGM, for the account of PGGM and DIHC. Capitalized terms used in this Opinion Letter and not defined herein shall have the meaning given to them in the Registration Statement.

      We have examined originals or copies of such corporate records and certificates of public officials as we have deemed necessary or advisable for the purposes of this Opinion Letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all matters contained therein, including without limitation, the certificate of the Company's Secretary, a copy of which is attached hereto as Exhibit A.

      Based upon and subject to the foregoing, and subject to the qualifications, limitations, restrictions and assumptions set forth below, we are of the opinion that:

Cornerstone Properties Inc.
April 27, 1999
Page 2


      1. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada.

      2. The Company has the authority to issue up to 250,000,000 shares of its common stock.

      3. The Shares have been duly authorized, are validly issued and are fully paid and nonassessable.

      Nothing herein shall be deemed an opinion as to the laws of any other jurisdiction other than the State of Nevada.

      This Opinion Letter is intended solely for the use of the Company in connection with the Registration Statement. It may not be relied upon by any other person or for any other purpose, or reproduced or filed publicly by any person without the written consent of this firm; provided, however, we hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement and to King & Spalding's reliance on this Opinion Letter in giving its opinion in connection with such registration and offering. In giving consent, we do not hereby admit that we are in a category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder, and we disclaim liability as an expert under the securities laws of the United States or any other jurisdiction.

                                          Very truly yours,



                                          /s/ LIONEL SAWYER & COLLINS

                                  Exhibit A

                           Secretary's Certificate

                              CORNERSTONE PROPERTIES

                              SECRETARY'S CERTIFICATE


      The undersigned, Thomas P. Loftus, Secretary of Cornerstone Properties Inc., a Nevada corporation (the "Company"), does hereby certify as of the date hereof as follows:

      1. I am the duly elected and presently acting Secretary of the Company and as such have had access to the corporate records of the Company and am familiar with the matters therein contained and herein certified.

      2. Attached hereto as Exhibit 1 is a copy of the Company's Articles of Incorporation (the "Articles") as certified by Nevada's Secretary of State on November 25, 1998. The Articles have not been amended, modified, annulled or revoked and are in full force and effect.

      3. Attached hereto as Exhibit 2 is a copy of the Company's Bylaws dated December 8, 1995 ("Current Bylaws"). The Current Bylaws, until the Company's adoption of the Restated Bylaws (defined below), had not been amended, modified, annulled or revoked and were in full force and effect, until such adoption.

      4. Attached hereto as Exhibit 3 are resolutions of the Company's Board of Directors adopting the Amended and Restated Bylaws, dated December 10, 1998 ("Restated Bylaws"), a copy of which Restated Bylaws is attached hereto as
Exhibit 4. Such resolution is the only resolution or action of the Company's Board of Directors dealing with adoption of the Restated Bylaws and such resolution has not been amended, modified, annulled or revoked and is in full force and effect. The Restated Bylaws have not been amended, modified, annulled or revoked and are in full force and effect.

      5. Attached hereto as Exhibit 5 are copies of resolutions of the Company's Board of Directors authorizing the Company to enter into a Contribution Agreement and Agreement and Plan of Merger by and among the Company, Cornerstone Properties Limited Partnership, a Delaware limited partnership, William Wilson & Associates, a California corporation, and the entities identified on Schedule 1 thereto (the "Contribution Agreement"), a Stock Purchase Agreement ("Stock Purchase Agreement"), by and between the Company and Stichting Pensioenfonds Voor De Gezondheid Geestelijke en Maatschappelijke Belangen, an entity formed according to the laws of The Netherlands ("PGGM"), and various related transactions, and approving the Amended and Restated Cornerstone Properties Inc. 1998 Long-Term Incentive Plan. All such transactions are collectively referred to in this Certificate as the "Transactions." Such resolutions are the only resolutions or actions of the Company's Board of Directors dealing with the Transactions and such resolutions have not been amended, modified, annulled or revoked and are in full force and effect.

      6. Attached hereto as Exhibit 6 is a copy of a resolution of the Company's Board of Directors, dated May 20, 1998.

      7. Attached hereto as Exhibit 7 are specimen copies of stock certificates identical in all material respects to the certificates issued to represent shares of the Company's stock issued to William Wilson & Associates, PGGM, and certain employees of the Company pursuant to the Transactions (the "Shares"). Such specimen certificates are true, correct and complete.

      8. The Company has received the consideration called for in the Contribution Agreement and the Stock Purchase Agreement for the Shares and the Shares have been issued and delivered as provided in those agreements.

      9. Immediately prior to the Shares being issued, no more than 101,732,165 shares of the Company's common stock and 3,030,303 shares of the Company's preferred stock were issued and outstanding or otherwise reserved through options, warrants and other agreements or contractual arrangements existed which entitled the holders or parties thereto to receive shares of the Company's common stock or preferred stock.

      In witness whereof, I have hereunto set my hand this 27th day of April, 1999.


                                    /s/ Thomas P. Loftus
                                    --------------------------
                                    Thomas P. Loftus
                                    Secretary

                                    Exhibit 1

                            Articles of Incorporation

               [deleted but on file with Lionel Sawyer & Collins]

                                    Exhibit 2

                                 Current Bylaws

               [deleted but on file with Lionel Sawyer & Collins]

                                    Exhibit 3

                                Bylaw Resolution

               [deleted but on file with Lionel Sawyer & Collins]

                                    Exhibit 4

                                 Restated Bylaws

               [deleted but on file with Lionel Sawyer & Collins]

                                    Exhibit 5

                          Board Transaction Resolutions

               [deleted but on file with Lionel Sawyer & Collins]

                                    Exhibit 6

                         Officer Appointment Resolution

               [deleted but on file with Lionel Sawyer & Collins]

                                    Exhibit 7

                           Specimen Stock Certificates

               [deleted but on file with Lionel Sawyer & Collins]